Exhibit 10.25.4
AMENDMENT 2025-1
TO THE
PENSION PLAN FOR EMPLOYEES OF
AMERICAN WATER WORKS COMPANY, INC.
AND ITS DESIGNATED SUBSIDIARIES
WHEREAS, American Water Works Company, Inc. (the “Company”) sponsors the Pension Plan For Employees of American Water Works Company, Inc. And Its Designated Subsidiaries (the “Plan”) and its corresponding trust for the benefit of its eligible employees; and
WHEREAS, Section 16.1 of the Plan authorizes the Benefits Administration Committee of American Water Works Company, Inc. and Its Designated Beneficiaries (the “Committee”) to amend the Plan for amendments that do not have a material cost; and
WHEREAS, the Committee desires to amend the Plan to permit a terminated participant who has applied for Social Security disability benefits and elected an early retirement benefit to prospectively convert the early retirement benefit to a disability retirement benefit, regardless of the annuity starting date; and
WHEREAS, this “Amendment” shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
NOW THEREFORE, BE IT RESOLVED, that by virtue of the authority reserved to the Committee under Section 16.1 of the Plan, the Plan is hereby amended as follows:
1.Effective as of January 1, 2023, Section 4.2(c) of the Plan (Early Retirement) is amended to read as follows:
“(c)    In the event a Participant (1) applies for Social Security disability benefits while they are employed (including employment during leave of absence), (2) subsequently commences payment of their Early Retirement benefit under Section 4.2, and (3) receives an award of total and permanent disability from the Social Security Administration, such Participant shall be eligible to receive an adjusted pension benefit as a Disability Retirement under Section 4.3 (provided that the Participant qualifies for such Disability Retirement under Section 4.3) retroactive to their Annuity Starting Date under clause (2) above. For purposes of clarity, a Participant for whom payment of their Early Retirement benefit has not yet commenced as of their elected Annuity Starting Date due to administrative delay shall be treated as having commenced payment of their Early Retirement benefit as of their elected Annuity Starting Date.”
2.Effective as of January 1, 2023, Section 4.3(d) of the Plan (Disability Retirement) is amended to read as follows:
“(d)    A terminated Participant shall be eligible to convert an Early Retirement benefit that has commenced pursuant to Section 4.2 to a Disability

Retirement benefit under this Section 4.3 to the extent the provisions of Section 4.2(c) apply.”
IN WITNESS WHEREOF, this Amendment has been executed this 4th day of June, 2025.

BENEFITS ADMINISTRATION COMMITTEE OF
AMERICAN WATER WORKS COMPANY,
INC. AND ITS DESIGNATED
SUBSIDIARIES

By:	/s/ Martin Falkenberg

Title:	SVP HR Operations

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